EXHIBIT 23


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                                                                 Arthur Andersen
                                                              Luboshitz Kasierer


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the Registration Statements on Form S-8, Registration Nos. 333-45422, 333-53814 and 333-55130 of our report dated February 5, 2001, relating to the consolidated balance sheets of RADVision Ltd. and its subsidiaries as of December 31, 1999 and 2000 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years ended December 31, 2000, which report appears in the Annual Report on Form 20-F for the year ended December 31, 2000 of RADVision Ltd.

                                            /s/Luboshitz Kasierer
                                            Luboshitz Kasierer
                                            Member Firm of Arthur Andersen


Tel Aviv, Israel
June 4, 2001